MICROSOFT UK CABLE, INC.
                   MICROSOFT CABLE PARTNERSHIP HOLDINGS, INC.
                                ONE MICROSOFT WAY
                            REDMOND, WASHINGTON 98502

                                                                  August 9, 2000

TW Holdings, L.L.C.
1560 Broadway, Suite 2090
Denver, Colorado 80202

              Re: 2000 Amended and Restated Operating Agreement of TW Holdings, L.L.C., (the "Company") dated as of July 7, 2000 (the "Operating Agreement")

To TW Holdings, L.L.C.:

         Pursuant to Section 6.5 of the Operating Agreement, Microsoft UK Cable, Inc. and Microsoft Cable Partnership Holdings, Inc., each as a Member (as defined in the Operating Agreement) of the Company, hereby request that the Company distribute to each of them their respective Pro Rata Shares (as defined in the Operating Agreement) as soon as possible.

                                             MICROSOFT UK CABLE, INC.


                                             By: /s/ Robert A. Eshelman
                                                -------------------------
                                                Name:  Robert A. Eshelman
                                                Title: President and Secretary


                                             MICROSOFT CABLE PARTNERSHIP
                                             HOLDINGS, INC.


                                             By: /s/ Robert A. Eshelman
                                                -------------------------
                                                Name:  Robert A. Eshelman
                                                Title: President and Secretary